                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       _________________________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                      __________________________________

                           THE INTERCEPT GROUP, INC.
            (Exact name of Registrant as Specified in its Charter)


               Georgia                                        58-2237359
       (State of Incorporation                              (I.R.S. Employer
           or Organization)                              Identification Number)



        3150 Holcomb Bridge Road
               Suite 200
          Norcross, Georgia                                      30071
(Address of Principal Executive Offices)                       (Zip Code)






If this form relates to                    If this form relates to the
the registration of a class                registration of a class of
of securities pursuant to                  securities pursuant to
Section 12(b) of the Exchange              Section 12(g) of the Exchange Act
Act and is effective pursuant              and is effective pursuant to General
to General Instruction A.(c),              Instruction A.(d), please check
please check the following box. [X]        the following box.  [_]



Securities Act registration statement file number to which this form relates:
333-47197


Securities to be registered pursuant to Section 12(b) of the Act:



    Title of Each Class                           Name of Each Exchange on
     Be so Registered                      Which Each Class is to be Registered
     ----------------                      -----------------------------------



Common Stock, no par value per share               American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                     N/A
                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For information with respect to the common stock, no par value per share (the "Common Stock"), of The Intercept Group, Inc., a Georgia corporation (the "Registrant"), see the information under the captions "Description of Capital Stock" and "Dividend Policy" contained in the prospectus to be filed by the Company pursuant to Rule 424(b) and deemed a part of Amendment No. 4 to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on June 5, 1998, as such Registration Statement may be amended further from time to time (as so amended, the "Form S-1"). The prospectus is deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

     The following exhibits are filed as a part of this Registration Statement:

Exhibit No.             Description
------------            ------------

1. Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form S-1).

2. Bylaws (Amended and Restated) of the Registrant (incorporated by reference to Exhibit 3.2 to the Form S-1).

3. Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Form S-1).


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     THE INTERCEPT GROUP, INC.


                                     /s/ John W. Collins
                                     ----------------------------
                                     John W. Collins
                                     Chief Executive Officer

Date:  June 8, 1998